UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Pacific Biosciences of California, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 4, 2017

Dear Pacific Biosciences of California, Inc. Stockholder:

You are cordially invited to attend our 2017 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held on May 24, 2017 at 9:00 a.m. Pacific Time at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304.

During the Annual Meeting, stockholders will be asked to vote on the proposals set forth in the Notice of Annual Meeting of Stockholders and as more fully described in the accompanying proxy statement.

It is important that your shares are represented and voted at the Annual Meeting.  Whether or not you plan to attend, please ensure your representation at the Annual Meeting by voting as soon as possible.  We urge you to review carefully the proxy materials and to vote:

•	“FOR” each of the nominees for our Class I directors;
•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;
•	“FOR” the advisory approval of our executive compensation;
•	For every “THREE YEARS” for the advisory vote on the frequency of an advisory approval of our executive compensation; and
•

As explained below, our Board of Directors makes no recommendation with respect to voting on the non-binding stockholder proposal to request that we adopt “majority voting” in uncontested elections of directors.

Thank you for your continued support of Pacific Biosciences.

Sincerely,

Michael Hunkapiller, Ph.D.

Chairman, President and Chief Executive Officer

3

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 24, 2017

9:00 a.m. Pacific Time

Pacific Biosciences of California, Inc.’s 2017 Annual Meeting of Stockholders will be held on Wednesday, May 24, 2017 at 9:00 a.m. Pacific Time at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304.  During the Annual Meeting, our stockholders will be asked:

•	To elect the two Class I directors nominated by our Board of Directors and named in this Proxy Statement to serve for a three-year term and until their successors are duly elected and qualified;
•	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;
•	To conduct an advisory approval of our executive compensation;
•	To conduct an advisory vote on the frequency of an advisory approval of our executive compensation;
•	To consider a non-binding stockholder proposal to request that we adopt “majority voting” in uncontested elections of directors; and
•	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Stockholders of record who owned shares of our common stock at the close of business on April 3, 2017 are entitled to receive notice of, attend, and vote at the Annual Meeting.  A complete list of these stockholders will be available at our corporate offices at 1305 O’Brien Drive, Menlo Park, California 94025 during regular business hours for ten days prior to the Annual Meeting.  This list also will be available during the Annual Meeting.  A stockholder may examine the list for any legally valid purpose related to the Annual Meeting.

If you received notice of how to access the proxy materials via the Internet, a proxy card was not sent to you and you may vote only by telephone or via the Internet.  If you received a proxy card and other proxy materials by mail, you may vote by mailing a completed proxy card, by telephone or via the Internet.  Your vote must be received by 11:59 p.m. Eastern Time, on Tuesday, May 23, 2017.  For specific voting instructions, please refer to the information provided in the proxy statement, together with your proxy card or the voting instructions you received with the proxy statement.

Your vote is important.  Whether or not you plan to attend the Annual Meeting, please submit your vote via the Internet, telephone or mail as soon as possible.

By Order of the Board of Directors,

Stephen M. Moore

Vice President, General Counsel and Corporate Secretary

Menlo Park, California

April 4, 2017

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.

1305 O’Brien Drive,

Menlo Park, California 94025

_______________________

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 24, 2017

_______________________

GENERAL INFORMATION

We are providing you with these proxy materials in connection with the solicitation by the Board of Directors of Pacific Biosciences of California, Inc. of proxies to be used at our 2017 Annual Meeting of Stockholders (the “Annual Meeting”).  The Annual Meeting will be at held at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304 on May 24, 2017 at 9:00 a.m. Pacific Time.  This Proxy Statement contains important information regarding our Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and information about voting procedures.  As used herein, “we,” “us,” “our,” “Pacific Biosciences” or the “Company” refers to Pacific Biosciences of California, Inc., a Delaware corporation.

This Proxy Statement and the accompanying proxy card or voting instruction form will first be made available to our stockholders on or about April 3, 2017.  See the section titled “Fiscal Year 2016 Annual Report and SEC Filings” for information on accessing our 2016 Annual Report to Stockholders.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement.  You should read this entire Proxy Statement carefully.  Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THESE PROXY MATERIALS

What matters will be voted on at the Annual Meeting?

The following matters will be voted on at the Annual Meeting:

•

Proposal 1: The election of the two Class I directors nominated by our Board of Directors and named in this Proxy Statement to serve for a three-year term and until their successors are duly elected and qualified;

•	Proposal 2: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;
•	Proposal 3: An advisory approval of our executive compensation;
•	Proposal 4: An advisory vote on the frequency of an advisory approval of our executive compensation;
•	Proposal 5: A non-binding stockholder proposal to request that we adopt “majority voting” in uncontested elections of directors; and
•	Such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote:

•	“FOR” the election of the two Class I directors nominated by our Board of Directors and named in this Proxy Statement;
•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;
•	“FOR” the advisory approval of our executive compensation;
•	For every “THREE YEARS” for the advisory vote on the frequency of an advisory approval of our executive compensation; and
•

As explained below, our Board of Directors makes no recommendation with respect to voting on the non-binding stockholder proposal to request that we adopt “majority voting” in uncontested elections of directors.

Will there be any other items of business on the agenda?

If any other items of business or other matters are properly brought before the Annual Meeting, your proxy gives discretionary authority to the persons named on the proxy card with respect to those items of business or other matters. The persons named on the proxy card intend to vote the proxy in accordance with their best judgment. Our Board of Directors does not intend to bring any other matters to be voted on at the Annual Meeting. We are not currently aware of any other matters that may properly be presented by others for action at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on April 3, 2017, which we refer to as the record date, may vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the record date.

A complete list of these stockholders will be available at our corporate offices at 1305 O’Brien Drive, Menlo Park, California 94025 during regular business hours for the ten days prior to the Annual Meeting. This list also will be available during the Annual Meeting at the meeting location. A stockholder may examine the list for any legally valid purpose related to the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholders of Record.  You are a stockholder of record if at the close of business on the record date your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent.

Beneficial Owner.  You are a beneficial owner if at the close of business on the record date your shares were held by a brokerage firm, bank or other nominee and not in your name.  Being a beneficial owner means that, like many of our stockholders, your shares are held in “street name.”  As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides.  If you do not provide your broker, bank or nominee with instructions on how to vote your shares, your broker, bank or nominee will not be able to vote your shares with respect to the proposals.  Please see “What if I do not specify how my shares are to be voted?” for more information.

Do I have to do anything in advance if I plan to attend the Annual Meeting in person?

If you are a stockholder of record, you do not need to do anything in advance to attend or vote at the Annual Meeting in person. In order to enter the Annual Meeting, you must present a form of photo identification acceptable to us, such as a valid driver's license or passport, as well as proof of share ownership. If you are a beneficial owner, you must bring a legal proxy from the organization that holds your shares in order to vote your shares at the Annual Meeting in person.  Use of cameras, recording devices, computers and other personal electronic devices will not be permitted at the Annual Meeting. Photography and video are prohibited at the Annual Meeting.

How do I vote and what are the voting deadlines?

Stockholders of Record.  If you are a stockholder of record, there are several ways for you to vote your shares:

•

By mail.  If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than May 23, 2017 to be voted at the Annual Meeting.

•

By telephone or via the Internet.  You may vote your shares by telephone or via the Internet by following the instructions provided in the proxy card. If you vote by telephone or via the Internet, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day. Votes submitted by telephone or via the Internet must be received by 11:59 p.m. Eastern  Time on May 23, 2017.

•

In person at the Annual Meeting.  You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy card or voting instructions or vote by telephone or via the Internet by the applicable deadline so that your vote will be counted if you later decide not to attend the Annual Meeting.

Beneficial Owners.  If you are a beneficial owner of your shares, you should have received the proxy materials and voting instructions from the broker, bank or other nominee holding your shares. You should follow the voting instructions provided by your broker, bank or nominee in order to instruct your broker, bank or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker, bank or nominee. Shares held beneficially may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank or nominee giving you the right to vote the shares.

Can I revoke or change my vote after I submit my proxy?

Stockholders of Record.  If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual meeting by:

•	Signing and returning a new proxy card with a later date;
•	Entering a new vote by telephone or via the Internet by 11:59 p.m. Eastern Time on May 23, 2017;
•	Delivering a written revocation to our Corporate Secretary at Pacific Biosciences of California, Inc., 1305 O’Brien Drive, Menlo Park, California 94025, by 11:59 p.m. Eastern Time on May 23, 2017; or
•	Attending the Annual Meeting and voting in person.

Beneficial Owners.  If you are a beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions for changing your vote.

What if I do not specify how my shares are to be voted?

Stockholders of Record.  If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

•	“FOR” the election of the two Class I directors nominated by our Board of Directors and named in this Proxy Statement (Proposal 1);
•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal 2);
•	“FOR” the advisory approval of our executive compensation (Proposal 3);

•	For every “THREE YEARS” for the advisory vote on the frequency of an advisory approval of our executive compensation (Proposal 4);
•

As explained below, our Board of Directors makes no recommendation with respect to voting on the non-binding stockholder proposal to request that we adopt “majority voting” in uncontested elections of directors (Proposal 5); and

•	In the discretion of the named proxies regarding any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners.  If you are a beneficial owner and you do not provide the broker, bank or other nominee that holds your shares with voting instructions, the broker, bank or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under the rules of The NASDAQ Stock Market, brokers, banks and other nominees do not have discretion to vote on non-routine matters such as Proposals 1, 3, 4 and 5. Therefore, if you do not provide voting instructions to your broker, bank or other nominee, your broker, bank or other nominee may not vote your shares on Proposals 1, 3, 4 and 5.

What constitutes a quorum, and why is a quorum required?

We need a quorum of stockholders to hold our Annual Meeting.  A quorum exists when at least a majority of the outstanding shares entitled to vote at the close of business on the record date are represented at the Annual Meeting either in person or by proxy. As of the close of business on the record date April 3, 2017, we had 93,540,431 shares of common stock outstanding and entitled to vote at the Annual Meeting, meaning that 46,770,216 shares of common stock must be represented in person or by proxy to constitute a quorum.

Your shares will be counted towards the quorum if you submit a proxy or vote at the Annual Meeting.  Abstentions and broker non-votes will also count towards the quorum requirement. If there is not a quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.

What is the effect of a broker non-vote?

Brokers, banks or other nominees who hold shares of our common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A broker non-vote occurs when a broker, bank or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not impact our ability to obtain a quorum and will not otherwise affect the outcome of the vote on a proposal that requires a plurality of votes cast (Proposals  1and 4) or the approval of a majority of the votes present in person or represented by proxy and entitled to vote (Proposals  2, 3 and 5).

What is the vote required for each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal 1 - Election of two Class I directors	Plurality of votes cast	No

Proposal 2 - Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm	Majority of the shares entitled to vote and present in person or represented by proxy	Yes

Proposal 3 - Advisory approval of our executive compensation	Majority of the shares entitled to vote and present in person or represented by proxy	No

Proposal 4 - Advisory vote on the frequency of an advisory approval of our executive compensation.	The alternative among “ONE YEAR,” “TWO YEARS” or “THREE YEARS” that receives the plurality of votes cast	No

Proposal 5 - Non-binding stockholder proposal to request that the Company adopt “majority voting” in uncontested elections of directors.	Majority of the shares entitled to vote and present in person or represented by proxy	No

With respect to Proposal 1, you may vote FOR both nominees, WITHHOLD your vote as to both nominees, or FOR both nominees except those specific nominees from whom you WITHHOLD your vote.  The two nominees receiving the most FOR votes will be elected.  You may not cumulate votes in the election of directors.  If you ABSTAIN from voting on Proposal 1, the abstention will not have an effect on the outcome of the vote.

With respect to Proposal 2, you may vote FOR, AGAINST or ABSTAIN.  If you ABSTAIN from voting on this proposal, the abstention will have the same effect as a vote AGAINST Proposal 2.

With respect to Proposal 3, you may vote FOR, AGAINST or ABSTAIN.  If you ABSTAIN from voting on this proposal, the abstention will have the same effect as a vote AGAINST Proposal 3.

With respect to Proposal 4, you may vote for 1 YEAR, 2 YEARS, 3 YEARS or ABSTAIN.  If you ABSTAIN from voting on this proposal, the abstention will have no effect on the outcome of Proposal 4

With respect to Proposal 5, you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on this proposal, the abstention will have the same effect as a vote AGAINST Proposal 5.

Who will count the votes?

Computershare Trust Company, N.A., our transfer agent, has been engaged to receive and tabulate stockholder votes. Computershare will separately tabulate FOR, AGAINST and WITHHOLD votes, abstentions, and broker non-votes. Computershare will also certify the election results and perform any other acts required by the Delaware General Corporation Law.

Who is paying for the costs of this proxy solicitation?

We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Solicitations may be made personally or by mail, facsimile, telephone, messenger, or via the Internet by our personnel who will not receive additional compensation for such solicitation. In addition, we will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to stockholders.

How can I find the results of the Annual Meeting?

Preliminary results will be announced at the Annual Meeting. Final results also will be published in a Current Report on Form 8-K to be filed with the SEC after the Annual Meeting.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its stockholders.  This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to our stockholders.  Under this process, certain stockholders will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies.  Any stockholders who object to or wish to begin householding may notify our Investor Relations Department at ir@pacificsciences.com or Investor Relations, Pacific Biosciences of California, Inc., 1305 O’Brien Drive, Menlo Park, CA 94025.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals for 2018 Annual Meeting

The submission deadline for stockholder proposals to be included in our proxy materials for the 2018 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act is December 5, 2017 except as may otherwise be provided in Rule 14a-8.  All such proposals must be in writing and received by our Corporate Secretary at Pacific Biosciences of California, Inc., 1305 O’Brien Drive, Menlo Park, CA 94025 by close of business on the required deadline in order to be considered for inclusion in our proxy materials for the 2018 annual meeting of stockholders. Submission of a proposal before the deadline does not guarantee its inclusion in our proxy materials.

Advance Notice Procedure for 2018 Annual Meeting

Under our Bylaws, director nominations and other business may be brought at an annual meeting of stockholders only by or at the direction of the Board of Directors or by a stockholder entitled to vote who has submitted a proposal in accordance with the requirements of our Bylaws as in effect from time to time.  For the 2018 annual meeting of stockholders, a stockholder notice must be received by our Corporate Secretary at Pacific Biosciences of California, Inc., 1305 O’Brien Drive, Menlo Park, CA 94025, no earlier than December 5, 2017 and no later than January 4, 2018.  However, if the 2018 annual meeting of stockholders is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the 2017 Annual Meeting of Stockholders, then, for notice by the stockholder to be timely, it must be received by our Corporate Secretary not earlier than the close of business on the 120th day prior to the 2018 annual meeting of stockholders and not later than the close of business on the later of (i) the 90th day prior to the 2018 annual meeting of stockholders, or (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made. Please refer to the full text of our advance notice Bylaw provisions for additional information and requirements.  A copy of our Bylaws may be obtained by writing to our Corporate Secretary at the address listed above.

CORPORATE GOVERNANCE

Overview

The Board of Directors oversees our Chief Executive Officer and other senior management in the competent and ethical operation of our business and affairs and assures that the long-term interests of the stockholders are being served. The key practices and procedures of the Board of Directors are outlined in the Corporate Governance Guidelines available on our website at www.pacb.com, under “Corporate Governance.”

Board Leadership Structure

Pursuant to our Corporate Governance Guidelines, the roles of Chairman and Chief Executive Officer may be filled by the same or different individuals. This allows the Board of Directors flexibility to determine whether the two roles should be combined or separated based upon the needs of the Company and the Board of Director’s assessment of our leadership from time to time. The Board of Directors believes that, at this time, it is in the best interests of our Company and our stockholders for Michael Hunkapiller, Ph.D., to continue to serve as our Chairman and Chief Executive Officer, and William Ericson, an independent director, to continue to serve as Lead Independent Director.

Combining the roles of Chairman and Chief Executive Officer promotes unified leadership and direction for us, allowing for operational effectiveness and efficiencies that ensure the implementation of strategic initiatives and business plans to optimize stockholder value.

The Board of Directors believes the combined role of Chairman and Chief Executive Officer, together with the role of the Lead Independent Director, appropriately balances our leadership. The role of our Lead Independent Director helps ensure a strong, independent, and active Board of Directors.  The Lead Independent Director presides over executive sessions without the presence of the non-independent directors or members of our management from time to time as deemed necessary or appropriate. The Lead Independent Director also has the authority to call meetings of the independent directors and is available for consultation or direct communication.  The Board of Directors, including each of its committees, also has complete and open access to all members of management and the authority to retain independent advisors as members deem appropriate.  In addition, the members of the Audit, Compensation, Corporate Governance and Nominating, and Science and Technology Committees are independent directors, and the committee chairs regularly hold executive sessions without management, including the Chief Executive Officer, present.

The Board’s Role in Risk Oversight

Our management has day-to-day responsibility for identifying risks facing us, including implementing suitable mitigating processes and controls, assessing risks in relation to Company strategies and objectives, and appropriately managing risks in a manner that serves the best interests of the Company, our stockholders, and other stakeholders.  Our Board of Directors is responsible for ensuring that an appropriate culture of risk management exists within the Company and for setting the right “tone at the top,” overseeing our aggregate risk profile, and assisting management in addressing specific risks.

Generally, various committees of our Board of Directors oversee risks associated with their respective areas of responsibility and expertise. For example, our Audit Committee oversees, reviews and discusses with management and the independent auditors risks associated with our internal controls and procedures for financial reporting and the steps management has taken to monitor and mitigate those exposures; our Audit Committee also oversees the management of other risks, including those associated with foreign exchange fluctuation, compliance with the United States Foreign Corrupt Practices Act of 1977 and cybersecurity. Our Compensation Committee oversees the management of risks associated with our compensation policies, plans and practices.  Our Corporate Governance and Nominating Committee oversees the management of risks associated with director independence and Board of Directors composition and organization. Our Science and Technology Committee assists the Board of Directors in its oversight of our strategies to make use of science and technology and our quality strategy and processes. Management and other employees report to the Board of Directors and/or relevant committee from time to time on risk-related issues.

Director Independence

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that none of Messrs. Byers, Ericson, Livingston and Mohr, Ms. Ordoñez, and Drs. Botstein, Milligan and Shapiro, representing eight of our nine directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of The NASDAQ Stock Market.

Our Board of Directors also determined that Messrs. Livingston and Mohr and Dr. Milligan, who comprise our Audit Committee, Messrs. Ericson and Mohr, Dr. Milligan and Ms. Ordoñez, who comprise our Compensation Committee, and Messrs. Byers and Ericson and Dr. Shapiro, who comprise our Corporate Governance and Nominating Committee, satisfy the independence standards for those committees established by applicable SEC rules,  including Rule 10A-3 of the Exchange Act, and the rules of The NASDAQ Stock Market. In addition, our Board of Directors determined that Drs. Botstein and Shapiro and Ms. Ordoñez, who comprise our Science and Technology Committee, are “independent” as that term is defined under the rules of The NASDAQ Stock Market. In making this determination, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

The Board of Directors believes that the independence of the Board members satisfies the independence standards established by applicable SEC rules and the rules of The NASDAQ Stock Market.

Director Nominations

Candidates for nomination to our Board of Directors are selected by the Corporate Governance and Nominating Committee in accordance with the committee’s charter, our Certificate of Incorporation and Bylaws, our Corporate Governance Guidelines, and the criteria adopted by the Board of Directors regarding director candidate qualifications. The Corporate Governance and Nominating Committee will evaluate all candidates in the same manner and using the same criteria, regardless of the source of the recommendation.

The Corporate Governance and Nominating Committee may retain recruiting professionals to assist in identifying and evaluating candidates for director nominees. The Corporate Governance and Nominating Committee considers factors such as character, integrity, judgment, diversity of experience (including age, gender, international background, race and professional experience), independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like. The Corporate Governance and Nominating Committee considers the following minimum qualifications to be satisfied by any nominee to the Board of Directors: the highest personal and professional ethics and integrity; proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment; skills that are complementary to those of the existing Board of Directors; the ability to assist and support management and make significant contributions to the Company’s success; and an understanding of the fiduciary responsibilities that is required of a member of the Board of Directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

Based on the Corporate Governance and Nominating Committee’s recommendation, the Board of Directors selects director nominees and recommends them for election by our stockholders, and also fills any vacancies that may arise between annual meetings of stockholders.

The Corporate Governance and Nominating Committee will consider director candidates who are timely proposed by our stockholders in accordance with our Bylaws and other procedures established from time to time by the Corporate Governance and Nominating Committee.

If you would like the Corporate Governance and Nominating Committee to consider a prospective director candidate, please follow the procedures in our Bylaws and submit the candidate’s name and qualifications to: Corporate Secretary, Pacific Biosciences of California, Inc., 1305 O’Brien Drive, Menlo Park, CA 94025.

Codes of Business Conduct and Ethics

We have adopted a code of business conduct that is applicable to all of our employees, officers,  and directors. In addition, we have adopted a code of ethics that is applicable to our chief executive and senior financial and legal officers.  Our code of business conduct is available on the Investor Relations page of our website at www.pacb.com under “Corporate Governance”. We will post amendments to or waivers of our code of business conduct on the same website.

Communication with the Board of Directors

Any stockholder communication with our Board of Directors or individual directors should be directed to Pacific Biosciences of California, Inc., c/o Corporate Secretary, 1305 O’Brien Drive, Menlo Park, CA 94025. The Corporate Secretary will forward these communications, as appropriate, directly to the director(s). The independent directors of the Board of Directors review and approve the stockholder communication process periodically in an effort to enable an effective method by which stockholders can communicate with the Board of Directors.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Board and Committee Meetings

Our Board of Directors and its committees meet throughout the year on a set schedule, hold special meetings as needed, and act by written consent from time to time. During fiscal year 2016, each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she served during the periods that he or she served.”

The names of the nominees and directors, their ages as of December 31, 2016 and certain other information about them are set forth below:

Name of Director	Age	Position	Class and Term
Michael Hunkapiller, Ph.D.	68	President, Chief Executive Officer and Chairman of the Board of Directors	Class II, term expires 2018
David Botstein, Ph.D.	74	Director	Class III, term expires 2019
Brook Byers (1)	71	Director	Class I, term expires 2017
William Ericson	58	Director	Class III, term expires 2019
Randy Livingston	63	Director	Class II, term expires 2018
John Milligan, Ph.D.	55	Director	Class I, term expires 2017
Marshall Mohr	61	Director	Class II, term expires 2018
Kathy Ordoñez	66	Director	Class III, term expires 2019
Lucy Shapiro, Ph.D.	76	Director	Class I, term expires 2017

_____________

(1)

Mr. Byers is not standing for re-election at the Annual Meeting, but will continue to serve as a member of our Board of Directors until the expiration of his current term ending on the date of the Annual Meeting.

The principal occupations and positions and directorships for at least the past five years of our directors and director nominees, as well as certain information regarding their individual experience, qualifications, attributes and skills that led our Board of Directors to conclude that they should serve on the Board of Directors, are described below. There are no family relationships among any of our directors or executive officers.

Michael Hunkapiller, Ph.D. became our President and Chief Executive Officer in 2012. He is Chairman of our Board of Directors, and has served on our Board of Directors since 2005.  Since November 2004, Dr. Hunkapiller has been a General Partner at Alloy Ventures, or Alloy, a venture capital firm. Prior to Alloy, Dr. Hunkapiller spent 21 years at Applied Biosystems Inc.  At Applied Biosystems, he held various positions, most recently serving as president and general manager. Dr. Hunkapiller holds a Ph.D. in Chemical Biology from the California Institute of Technology and a B.S. in Chemistry from Oklahoma Baptist University. We believe that Dr. Hunkapiller possesses specific attributes that qualify him to serve as a member of our Board of Directors, including his long history with us, as well as his extensive experience at Applied Biosystems.

David Botstein, Ph.D. has been a member of our Board of Directors since 2012. Effective January 2014, Dr. Botstein is the Chief Scientific Officer at Calico Life Sciences, L.L.C. Dr. Botstein was formerly Director of the Lewis-Sigler Institute for Integrative Genomics and Anthony B. Evnin Professor of Genomics at Princeton University, where he served from 2003 to 2013. From 1990 to 2003 he was Chairman of the Department of Genetics at Stanford University. Previously, he was Vice President for Science at Genentech, Inc. He is a member of the National Academy of Sciences and the Institute of Medicine, and has received numerous awards for his achievements in science. Dr. Botstein has made fundamental contributions to modern genetics, including the discovery of many yeast and bacterial genes and the establishment of key techniques that are commonly used today. In 1980, Dr. Botstein and three colleagues proposed a method for mapping genes that laid the groundwork for the Human Genome Project. Dr. Botstein holds a Ph.D. in Human Genetics from the University of Michigan and an A.B. in Biochemical Sciences from Harvard.  We believe that Dr. Botstein possesses specific attributes that qualify him to serve as a member of our Board of Directors, including his extensive experience in the life sciences industry.

Brook Byers has been a member of our Board of Directors since 2004. Mr. Byers has been a venture capital investor since 1972 and is a Managing Partner of Kleiner Perkins Caufield & Byers. He has been closely involved with more than 50 new technology-based ventures, many of which have already become public companies. He formed the first life sciences practice group in the venture capital profession in 1984 and led Kleiner Perkins Caufield & Byers to become a premier venture capital firm in the medical, healthcare and biotechnology sectors. Mr. Byers formerly served on the board of directors of Genomic Health, Inc., CareDx, Inc., Foundation Medicine, Inc. and Veracyte, Inc. Mr. Byers holds a B.S. degree in Electrical Engineering from the Georgia Institute of Technology and an M.B.A from Stanford University. We believe that Mr. Byers possesses specific attributes that qualify him to serve as a member of our Board of Directors, including his experience with growing multiple companies in the life sciences industry and his leadership in personalized medicine initiatives.

William Ericson has been a member of our Board of Directors since 2004 and our Lead Independent Director since 2010. Mr. Ericson is a Founding Partner at Wildcat Venture Partners where he focuses on investments in Digital Health. He is also a General Partner at Mohr Davidow Ventures (MDV) where he has led the firm’s focus on personalized medicine investing since 2003. Mr. Ericson holds a B.S.F.S. from Georgetown University School of Foreign Service and a J.D. from Northwestern University School of Law. We believe that Mr. Ericson possesses specific attributes that qualify him to serve as a member of our Board of Directors, including his experience with multiple companies in the life sciences industry and his focus on companies with molecular diagnostic platforms that will enable the vision of personalized medicine.

Randy Livingston has been a member of our Board of Directors since 2009. He has served as Vice President for Business Affairs and Chief Financial Officer of Stanford University since March 2001. Before joining Stanford, Mr. Livingston served as the executive vice president, chief financial officer and a director of OpenTV Corp. from 1999 to 2001. Before joining OpenTV in 1999, Mr. Livingston served as a consultant and part-time chief financial officer for Silicon Valley technology companies with such diverse specialties as genomics, Internet commerce, medical devices, chemical synthesis and enterprise software. Previously, he was director of corporate development at Apple Computer and chief financial officer for Taligent, Inc., a 400-employee Apple-IBM-Hewlett-Packard joint venture system software company. Mr. Livingston currently serves as a director of eHealth, Inc. Mr. Livingston holds a B.S. in Mechanical Engineering and an M.B.A. from Stanford University. We believe that Mr. Livingston possesses specific attributes that qualify him to serve as a member of our Board of Directors, including his executive experience and his financial and accounting expertise with public companies.

John F. Milligan, Ph.D. has been a member of our Board of Directors since 2013. Dr. Milligan joined Gilead Sciences Inc. in 1990 as a research scientist and was made Director of Project Management and Project Team Leader for the Gilead Hoffmann-La Roche Tamiflu® collaboration in 1996. In 2002, Dr. Milligan was appointed Chief Financial Officer of Gilead. He was named Gilead’s Chief Operating Officer in 2007 and President in 2008. Dr. Milligan was appointed Chief Executive Officer and elected to the board of directors of Gilead in 2016. Dr. Milligan is a Trustee of Ohio Wesleyan University. Dr. Milligan received his B.A. from Ohio Wesleyan University, his Ph.D. in biochemistry from the University of Illinois and was an American Cancer Society postdoctoral fellow at the University of California at San Francisco. We believe that Dr. Milligan possesses specific attributes that qualify him to serve as a member of our Board of Directors, including his executive experience and his financial expertise in the life sciences industry.

Marshall Mohr has been a member of our Board of Directors since 2012. Since March 2006, he has been Senior Vice President and Chief Financial Officer of Intuitive Surgical, Inc., a provider of surgical robotics. Prior to joining Intuitive Surgical, Mr. Mohr served as Vice President and Chief Financial Officer of Adaptec, Inc. Before 2003, Mr. Mohr was an audit partner with PricewaterhouseCoopers LLP where he was most recently the managing partner of the firm’s West Region Technology Industry Group and led its Silicon Valley accounting and audit advisory practice. Since 2005, Mr. Mohr has been a member of the board of directors and chairman of the audit committee of Plantronics, Inc., a provider of lightweight communications headsets and telephone headset systems, and also served as a member of the board of directors and chairman of the audit committee of Atheros Communications, Inc., a developer of semiconductor system solutions for wireless communications products, from November 2003 to May 2011 when Atheros was sold to Qualcomm, Inc. Mr. Mohr holds a Bachelor of Business Administration in Accounting and Finance from Western Michigan University. We believe that Mr. Mohr possesses specific attributes that qualify him to serve as a member of our Board of Directors, including his experience in financial and accounting matters.

Kathy Ordoñez has been a member of our Board of Directors since December 2014. Ms. Ordoñez brings more than 30 years of experience in the life sciences and diagnostics industries. From January 2012 until June 2013, Ms. Ordoñez was a Senior Vice President at Quest Diagnostics Incorporated, a leading provider of diagnostic information services, where she was initially responsible for leading their R&D effort and later provided oversight to multiple businesses commercializing diagnostic products and testing services. Ms. Ordoñez joined Quest Diagnostics as part of its acquisition in 2011 of Celera Corporation, a leading provider of genetic testing products for HIV resistance, cystic fibrosis and high complexity tissue transplantation. From April 2002 until May 2011, Ms. Ordoñez was the Chief Executive Officer at Celera, and she founded Celera Diagnostics in December 2000. From 1985 until 2000, Ms. Ordoñez held several senior positions at Hoffmann-La Roche, overseeing the formation of Roche Molecular Systems, where she served as President and Chief Executive Officer, and led the wide-scale commercial application of the Polymerase Chain Reaction (PCR) technology to the research, diagnostic and forensic fields.  Ms. Ordoñez also served as Director, non-executive Chairman, and Chief Executive Officer of RainDance Technologies, Inc., which was sold to Bio-Rad Laboratories, Inc. in February 2017. We believe that Ms. Ordoñez possesses specific attributes that qualify her to serve as a member of our Board of Directors, including her extensive experience in the life sciences and diagnostic industries.

Lucy Shapiro, Ph.D. has been a member of our Board of Directors since 2012. Dr. Shapiro currently serves as the Virginia and D.K. Ludwig Professor of Cancer Research and the Director of the Beckman Center for Molecular and Genetic Medicine at Stanford University's School of Medicine, where she has been a faculty member since 1989. Dr. Shapiro is a co-founder and director of Anacor Pharmaceuticals, Inc. which was acquired by Pfizer Inc. in 2016. In 2016 she founded a second anti-infectives company, Boragen, LLC. In 1989, Dr. Shapiro founded Stanford University's Department of Developmental Biology, and served as its Chairman from 1989 to 1997. Prior to that, Dr. Shapiro served as Chair of the Department of Microbiology and Immunology in the College of Physicians and Surgeons of Columbia University. She received a B.A. from Brooklyn College and a Ph.D. in Molecular Biology from the Albert Einstein College of Medicine.  Dr. Shapiro has received numerous awards including the National Medal of Science.  She has been elected to the National Academy of Sciences, the American Academy of Microbiology, the American Academy of Arts and Sciences and the National Academy of Medicine for her work in the fields of molecular biology and microbiology. Dr. Shapiro previously served as a non-executive director of GlaxoSmithKline plc from 2001 to 2006. Dr. Shapiro was also a director of Gen-Probe, Inc. from 2008 to 2012.  We believe that Dr. Shapiro possesses specific attributes that qualify her to serve as a member of our Board of Directors, including her extensive experience in the life sciences industry.

Board Committees

Our Board of Directors has an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and a Science and Technology Committee, each of which has the composition and the responsibilities described below. The Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, and Science and Technology Committee all operate under charters approved by our Board of Directors, which charters are available on the Investors Relations page of our website at www.pacb.com under “Corporate Governance”. Our Board of Directors from time to time establishes additional committees to address specific needs.

The following table sets forth the four standing committees of the Board of Directors, the current members of each committee and the number of meetings held by each committee in fiscal year 2016:

Name of Director	Audit	Compensation	Corporate Governance and Nominating	Science and Technology
David Botstein, Ph.D.				X
Brook Byers (1)			X (chair)
William Ericson		X (chair)	X
Randy Livingston	X (chair)
John Milligan, Ph.D.	X	X
Marshall Mohr	X	X
Kathy Ordoñez (1)		X		X (chair)
Lucy Shapiro, Ph.D.			X	X
Number of Meetings Held During 2016	9	4	1	5

_____________

(1)

Mr. Byers is not standing for re-election at the Annual Meeting, but will continue to serve as a member of our Board of Directors and as chair of our Corporate Governance and Nominating Committee until the expiration of his current term ending on the date of the Annual Meeting. Accordingly, our Board of Directors has appointed Ms. Ordoñez to serve as the new chair of our Corporate Governance and Nominating Committee, effective immediately following the Annual Meeting.

Audit Committee

Our Audit Committee oversees our corporate accounting and financial reporting process and assists the Board of Directors in monitoring our financial systems and our legal and regulatory compliance. Our Audit Committee is responsible for, among other things:

•	selecting and hiring our independent auditors;
•	appointing, compensating and overseeing the work of our independent auditors;
•	approving engagements of the independent auditors to render any audit or permissible non-audit services;
•	reviewing the qualifications and independence of the independent auditors;
•	monitoring the rotation of partners of the independent auditors on our engagement team as required by law;
•	reviewing our financial statements and critical accounting policies and estimates;
•	reviewing the adequacy and effectiveness of our internal controls over financial reporting; and
•	reviewing and discussing with management and the independent auditors the results of our annual audit, quarterly financial statements and publicly filed reports.

The members of our Audit Committee are Messrs. Livingston and Mohr and Dr. Milligan. Mr. Livingston serves as our Audit Committee chair. Our Board of Directors has determined that each member of the Audit Committee meets the financial literacy requirements under the rules of The NASDAQ Stock Market and the SEC and each of Messrs. Livingston and Mohr and Dr. Milligan qualify as Audit Committee financial experts as defined under SEC rules and regulations. We believe that the composition of our Audit Committee meets the requirements for independence under, and the functioning of our Audit Committee complies with, all applicable requirements of The NASDAQ Stock Market and SEC rules and regulations.

Compensation Committee

Our Compensation Committee oversees our corporate compensation policies, plans and programs. The Compensation Committee is responsible for, among other things:

•	reviewing and recommending policies, plans and programs relating to compensation and benefits of our directors, officers and employees;
•	reviewing and recommending compensation and the corporate goals and objectives relevant to compensation of our Chief Executive Officer;
•	reviewing and approving compensation and corporate goals and objectives relevant to compensation for executive officers other than our Chief Executive Officer;
•	evaluating the performance of our executive officers in light of established goals and objectives;
•	developing in consultation with our Board of Directors and periodically reviewing a succession plan for our Chief Executive Officer; and
•	administering our equity compensations plans for our employees and directors.

The members of our Compensation Committee are Messrs. Ericson and Mohr,  Dr. Milligan and Ms. Ordoñez.  Mr. Ericson serves as the chair of our Compensation Committee. Our Board of Directors has determined that each member of our Compensation Committee is independent within the meaning of the independent director guidelines of The NASDAQ Stock Market. We believe that the composition of our Compensation Committee meets the requirements for independence under, and the functioning of our Compensation Committee complies with, all applicable requirements of The NASDAQ Stock Market and SEC rules and regulations.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee oversees and assists our Board of Directors in reviewing and recommending corporate governance policies and nominees for election to our Board of Directors. The Corporate Governance and Nominating Committee is responsible for, among other things:

•	evaluating and making recommendations regarding the organization and governance of the Board of Directors and its committees;
•	assessing the performance of members of the Board of Directors and making recommendations regarding committee and chair assignments;
•	recommending desired qualifications for Board of Directors membership and conducting searches for potential members of the Board of Directors; and
•	reviewing and making recommendations with regard to our corporate governance guidelines.

The members of our Corporate Governance and Nominating Committee are Messrs. Byers and Ericson and Dr. Shapiro. Mr. Byers is not standing for re-election at the Annual Meeting, but will continue to serves as the chair of our Corporate Governance and Nominating Committee until the expiration of his current tern ending on the date of the Annual Meeting.  Accordingly, our Board of Directors has appointed Ms. Ordoñez to serve as the new chair of our Corporate Governance and Nominating Committee, effective immediately following the Annual Meeting. Our Board of Directors has determined that each member of our Corporate Governance and Nominating Committee is independent within the meaning of the independent director guidelines of The NASDAQ Stock Market.

Science and Technology Committee

Our Science and Technology Committee became effective in May 2015 and oversees and assists our Board of Directors in reviewing relevant science and technology matters related to the Company.  The Science and Technology Committee is responsible for, among other things:

•	serving in an advisory role and recommending other external advisors to assist the Company with the use of the Company’s science and technology;
•

overseeing the innovation strategy of the Company, including periodic reviews of the Company’s research and development (R&D) portfolio and its overall competitiveness, the science and technology underlying major R&D initiatives, the competitive environment, and disruptive technology impacts;

•	periodically conducting targeted reviews of the Company’s patent portfolio and strategy;
•	advising the Board of Directors on the scientific and R&D aspects of major technology-based transactions and licensing agreements that require Board of Directors approval;
•	reviewing the Company’s overall quality strategy and processes in place to monitor and control product quality;
•	periodically reviewing results of product quality and quality system assessments by the Company and external parties; and
•	reviewing important product quality issues and field actions by the Company.

The members of our Science and Technology Committee are Drs. Botstein and Shapiro and Ms. Ordoñez. Ms. Ordoñez serves as the chair of our Science and Technology Committee.

Director Compensation

Employee directors are not compensated for Board of Directors services in addition to their regular employee compensation.

The following table sets forth information concerning compensation paid or accrued for services rendered to us by the non-employee members of our Board of Directors for the fiscal year ended December 31, 2016.  Compensation paid to Dr. Hunkapiller is included in the section entitled “Executive Compensation” and excluded from the table below:

	Fees earned or	Option
Name	paid in cash ($)	Awards ($) (1)	Total ($)
David Botstein, Ph.D.	40,000	141,250	181,250
Brook Byers	45,000	141,250	186,250
William Ericson	69,000	141,250	210,250
Randy Livingston	55,000	141,250	196,250
John Milligan, Ph.D.	52,000	141,250	193,250
Marshall Mohr	52,000	141,250	193,250
Kathy Ordoñez	52,000	141,250	193,250
Lucy Shapiro, Ph.D.	45,000	141,250	186,250

__________________

(1)

Amounts shown represent the aggregate grant date fair value of the option awards computed in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be recognized by the directors. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our financial statements.

The aggregate number of shares subject to stock options outstanding and exercisable at December 31, 2016 for each non-employee director is as follows:

Name	Aggregate Number of Stock Options Outstanding as of December 31, 2016	Aggregate Number of Stock Options Exercisable as of December 31, 2016
David Botstein, Ph.D.	135,000	124,583
Brook Byers	162,500	152,083
William Ericson	162,500	152,083
Randy Livingston	207,500	197,083
John Milligan, Ph.D.	110,000	99,583
Marshall Mohr	160,000	149,583
Kathy Ordoñez	85,000	62,916
Lucy Shapiro, Ph.D.	33,334	22,917

Cash compensation: Each non-employee member of the Board of Directors was eligible to receive the following cash compensation: (1) an annual retainer for each member of the Board of Directors of $35,000; (2) the chair of our Audit Committee is paid an additional annual retainer of $20,000, and members of our Audit Committee other than the chair are paid an additional annual retainer of $10,000; (3) the chair of our Compensation Committee is paid an additional annual retainer of $14,000, and members of our Compensation Committee other than the chair are paid an additional annual retainer of $7,000; (4) the chair of our Corporate Governance and Nominating Committee is paid an additional annual retainer of $10,000, and members of our Corporate Governance and Nominating Committee other than the chair are paid an additional annual retainer of $5,000; (5) the chair of our Science and Technology Committee is paid an additional annual retainer of $10,000, and the members of our Science and Technology Committee other than the chair are paid an additional annual retainer of $5,000; and (6) our lead independent director is paid an additional annual retainer of $15,000. We reimburse our non-employee directors for all reasonable out-of-pocket expenses incurred in the performance of their duties as directors.

Equity Compensation: Each new non-employee director receives a stock option grant to purchase 35,000 shares of our common stock under the terms of the 2010 Outside Director Equity Incentive Plan (the “Director Plan”). These initial awards will vest over three years, with one-third of the shares subject to the option vesting on the one year anniversary of the date of grant, and the remaining shares vesting monthly over the following two years, provided such non-employee director continues to serve as a director through each vesting date. In addition, each non-employee director automatically receives an annual stock option grant to purchase 25,000 shares of our common stock on the date of the annual meeting beginning on the date of the first annual meeting that is held at least four months after such non-employee director received his or her initial award, provided such non-employee director continues to serve as a director through such date. Such annual awards vest monthly over one year, provided such non-employee director continues to serve as a director through each vesting date.

In the event of a “change in control,” as defined in our Director Plan, with respect to awards granted under the Director Plan to non-employee directors, the participant non-employee director will fully vest in and have the right to exercise awards as to all shares underlying such awards and all restrictions on awards will lapse, and all performance goals or other vesting criteria will be deemed achieved at 100% of target level and all other terms and conditions met.

PROPOSAL 1:  ELECTION OF DIRECTORS

Our Certificate of Incorporation provides for a classified Board of Directors.  Each person elected as a Class I director at the Annual meeting will serve for a three-year term expiring on the date of the 2020 annual meeting of stockholders.

Our Board of Directors has nominated John Milligan, Ph.D. and Lucy Shapiro, Ph.D. for election as Class I directors at the Annual Meeting. Please refer to “Board of Directors and Committees of the Board” section above for the nominees’ biographies.

The two nominees receiving the highest number of votes will be elected at the Annual Meeting. In the event a nominee is unable or declines to serve as a director, the proxies will be voted at the Annual Meeting for any nominee who may be designated by the Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

Summary information regarding our Class I nominees, as well as directors not up for election at the Annual Meeting is set forth below.

Name of Director	Age	Principal Occupation	Director Since
Class I Nominees (term to expire in 2017)
John Milligan, Ph.D.	55	President & Chief Operating Executive Officer of Gilead Sciences, Inc.	2013
Lucy Shapiro, Ph.D.	76	Virginia and D.K.Ludwig Professor of Cancer Research and the Director of the Beckman Center for Molecular and Genetic Medicine at Stanford University's School of Medicine	2012

Class II Directors (term expires in 2018)
Michael Hunkapiller, Ph.D.	68	Chairman, President and Chief Executive Officer of Pacific Biosciences of California, Inc.	2005
Randy Livingston	63	Vice President for Business Affairs and Chief Financial Officer of Stanford University	2009
Marshall Mohr	61	Senior Vice President and Chief Financial Officer of Intuitive Surgical, Inc.	2012

Class III Directors (term expires in 2019)
William Ericson	58	Managing Partner of Mohr Davidow Ventures and Founding Partner of Wildcat Venture Partners	2004
David Botstein, Ph.D.	74	Chief Scientific Officer of Calico Life Sciences	2012
Kathy Ordoñez	66	former Senior Vice President, Quest Diagnostics; former Chief Executive Officer, Celera and Roche Molecular Systems	2014

There is no family relationship among any of the nominees, directors and/or any of our executive officers. Our executive officers serve at the discretion of the Board of Directors. Further information about our directors, including each of the Class I director nominees, is provided in the “Board of Directors and Committees of the Board” section above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” BOTH

CLASS I DIRECTOR NOMINEES TO SERVE AS CLASS I DIRECTORS.

PROPOSAL 2:  RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP, independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2017. Ernst & Young LLP has audited our consolidated financial statements since 2011. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. The Board of Directors, however, is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee and the Board of Directors will reconsider whether or not to retain the firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders.

Policy on Audit Committee’s Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee reviews and pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services and tax services, as well as specifically designated non-audit services which, in the opinion of the Audit Committee, will not impair the independence of the independent registered public accounting firm. Pre-approval generally is provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget. The independent registered public accounting firm and our management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, including the fees for the services performed to date. In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis, as necessary or appropriate.

The following table sets forth the approximate aggregate fees billed to us by Ernst & Young in fiscal years 2016 and 2015 (in thousands):

Fee Category	2016	2015
Audit Fees	$894	$895
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	2	2
Total Fees	$896	$897

Audit Fees consisted of professional services rendered in connection with the audit of our annual financial statements and quarterly review of financial statements included in our Quarterly Reports on Form 10-Q. This category also includes advice on accounting matters that arose during the audit or the review of interim financial statements.

Audit-Related Fees consisted of fees for professional services that are reasonably related to the performance of the audit or review of our financial statements.

Tax Fees consisted of professional services rendered in connection with tax compliances and consulting services.

All Other Fees consisted of fees paid for a subscription to an accounting research database.

The Audit Committee has concluded that the provision of the non-audit services listed above was compatible with maintaining the independence of Ernst & Young.

Vote Required

The ratification of the appointment of Ernst & Young requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

PROPOSAL 3: ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables stockholders to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed pursuant to Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”).  This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole.  This approval is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

The say-on-pay vote is advisory, and therefore not binding on us, the Compensation Committee or our Board of Directors.  The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond.  Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will communicate directly with stockholders to better understand the concerns that influenced the vote, consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

We believe that the information provided in the “Executive Compensation” section of this Proxy Statement, and in particular the information discussed in “Executive Compensation – Compensation Discussion and Analysis” beginning on page 30 below, demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation.  Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting.

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the proxy statement for the 2017 Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the compensation tables and narrative discussion, and other related disclosure.”

Vote Required

The advisory approval of executive compensation requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal, and broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

In addition to the “say-on-pay” proposal discussed above (Proposal 3), the Dodd-Frank Act and Section 14A of the Exchange Act also enable our stockholders to indicate their preference at least once every six years regarding how frequently we should solicit a non-binding advisory approval of the compensation of our named executive officers as disclosed in our proxy statement.  Accordingly, we are asking our stockholders to indicate whether they would prefer an advisory approval every one, two or three years.  Alternatively, stockholders may abstain from casting a vote.

After considering the benefits and consequences of each alternative, our Board of Directors recommends the advisory approval of the compensation of our named executive officers be submitted to the stockholders every THREE YEARS.

 Vote Required

The alternative among “one year,” “two years” or “three years” that receives the plurality of votes cast at the Annual Meeting will be deemed to be the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on this proposal.

While our Board of Directors believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preference, on an advisory basis, as to whether a non-binding advisory approval of our named executive officer compensation should be held every year, two years or three years.

Our Board of Directors and our Compensation Committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one time period over another, will take into account the outcome of this vote when making future decisions regarding the frequency of holding future advisory votes on the compensation of our named executive officers. However, because this is an advisory vote and therefore not binding on our Board of Directors or our Company, our Board of Directors may decide that it is in the best interests of our stockholders that we hold an advisory vote on the compensation of our named executive officers more or less frequently than the option preferred by our stockholders. The results of the vote will not be construed to create or imply any change or addition to the fiduciary duties of our Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

FOR EVERY “THREE YEARS” FOR THE FREQUENCY OF AN ADVISORY APPROVAL OF EXECUTIVE COMPENSATION.

PROPOSAL 5: NON-BINDING STOCKHOLDER PROPOSAL REQUESTING MAJORITY VOTING IN UNCONTESTED ELECTIONS OF DIRECTORS

The California State Teachers’ Retirement System (“CalSTRS”) has represented that it is the beneficial owner of more than $2,000 in market value of shares of our common stock and intends to continue to hold the requisite number of shares of our common stock through the date of the Annual Meeting. We will provide the CalSTRS address and the number of shares of common stock owned by CalSTRS upon receiving an oral or written request by a stockholder for this information. CalSTRS has requested that we include the following resolution in this Proxy Statement for consideration by our stockholders:

“BE IT RESOLVED: That the shareholders of Pacific Biosciences of California, Inc. hereby request that the Board of Directors initiate the appropriate process to amend the Company’s articles of incorporation and/or bylaws to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.”

CalSTRS has provided the following supporting statement:

“Supporting Statement

In order to provide shareholders a meaningful role in director elections, the Company’s current director election standard should be changed from a plurality vote standard to a majority vote standard. The majority vote standard is the most appropriate voting standard for director elections where only board nominated candidates are on the ballot, and it will establish a challenging vote standard for board nominees to improve the performance of individual directors and entire boards. Under the Company’s current voting system, a nominee for the board can be elected with as little as a single affirmative vote, because “withheld” votes have no legal effect. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be re-elected and continue to serve as a representative for the shareholders.

In response to strong shareholder support a substantial number of the nation’s leading companies have adopted a majority vote standard in company bylaws or articles of incorporation. In fact, more than 94% of the companies in the S&P 500 have adopted majority voting for uncontested elections. We believe the Company needs to join the growing list of companies that have already adopted this standard.

CalSTRS is a long-term shareholder of the Company and we believe that accountability is of utmost importance. We believe the plurality vote standard currently in place at the Company completely disenfranchises shareholders and makes the shareholder’s role in director elections meaningless. Majority voting in director elections will empower shareholders with the ability to remove poorly performing directors and increase the directors’ accountability to the owners of the Company, its shareholders. In addition, those directors who receive the majority support from shareholders will know they have the backing of the very shareholders they represent. We therefore ask you to join us in requesting that the Board of directors promptly adopt the majority vote standard for director elections.

Please vote FOR this proposal.”

Company’s Response

Our Board of Directors has determined not to make a voting recommendation on this proposal for the following reasons:

Our Board of Directors has considered the proposal set forth above relating to majority voting for uncontested director elections, and has determined to make no voting recommendation to stockholders. Our Board of Directors recognizes that there are valid arguments in favor of, and in opposition to, majority voting. Our Board of Directors wants to use this proposal as an opportunity for stockholders to express their views on this subject without being influenced by any recommendation made by our Board of Directors.

Approval of this proposal will not, by itself, implement majority voting. The proposal, which is non-binding advisory in nature, would constitute a recommendation to our Board of Directors if approved by stockholders. Further, in order to implement majority voting in uncontested elections of directors, our Bylaws would need to be amended. If the proposal is approved, our Board of Directors intends to consider whether and in what manner it may determine to implement majority voting in director elections.

Vote Required

The approval of this non-binding stockholder proposal requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal, and broker non-votes will have no effect on this proposal

If a stockholder returns a validly executed proxy solicited by our Board of Directors, the shares represented by the proxy will be voted on this proposal in the manner specified by the stockholder. If a stockholder does not specify the manner in which shares represented by a validly executed proxy are to be voted on this proposal, such shares will be treated as abstentions.

THE BOARD OF DIRECTORS IS NEITHER SUPPORTING NOR OPPOSING THIS PROPOSAL

AND MAKES NO VOTING RECOMMENDATION.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

We have adopted a formal written policy that our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our common stock and any member of the immediate family of any of the foregoing persons, are not permitted to enter into a related party transaction with us, where the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, without the prior consent of our Audit Committee, subject to the pre-approval exceptions described below. If advance approval is not feasible then the related party transaction will be considered at the Audit Committee’s next regularly scheduled meeting. In approving or rejecting any such proposal, our Audit Committee considers the facts and circumstances available and deemed relevant by our Audit Committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. Our Audit Committee has reviewed certain types of related party transactions that it has deemed pre-approved even if the aggregate amount involved will exceed $120,000, including employment of executive officers, director compensation, certain transactions with other organizations involving the purchase or sale of products or services in the ordinary course of business, transactions where all stockholders receive proportional benefits, transactions involving competitive bids, regulated transactions and certain banking-related services.

Related Party Transactions

During 2016, we were party to the following transactions in which the amount involved exceeded or will exceed $120,000, and in which any director, executive officer or holder of more than 5% of any class of our voting stock, or any member of the immediate family of or entities affiliated with any of them, had or will have a material interest.

Employment of Related Persons

We employ Kathryn Keho as our Senior Director, Vertical Marketing, who is the daughter of Dr. Michael Hunkapiller, our Chairman, Chief Executive Officer and President. Ms. Keho’s compensation totaled $229,300 in 2016. Her annual base salary was $224,800 for the year ending December 31, 2016.

 Ms. Keho was granted the following options to purchase shares of our common stock during 2014, 2015 and 2016:

	All other option awards:
	number of securities	Exercise or base price
Grant Date	underlying options (#) (1)	of option award ($)
8/15/2014	11,500	5.18
2/17/2015	8,500	6.91
2/16/2016	18,000	8.90

___________________

(1)	The options vest at a rate of 1/48th of the total number of shares subject to the option each month over the next four years, subject to continued service with us.

We believe that Ms. Keho’s compensation, which is periodically reviewed by the Compensation Committee, is comparable with compensation paid to other employees with similar levels of responsibility and years of experience.

Stanford University

Randy Livingston is the Vice President for Business Affairs and Chief Financial Officer of Stanford University. Lucy Shapiro, Ph.D., is the Director of the Beckman Center for Molecular and Genetic Medicine at Stanford University's School of Medicine. Additionally, Brook Byers is on the Board of Trustees of Stanford University. During 2015, we recognized revenue relating to Stanford University with a total value of approximately $248,000. As of December 31, 2015, $7,100 of our accounts receivable balance of $5,280,000 related to Stanford University. During 2016, we recognized revenue relating to Stanford University with a total value of approximately $256,000. As of December 31, 2016, $141,000 of our accounts receivable balance of $11,421,000 related to Stanford University.

Calico Life Sciences LLC

David Botstein, Ph.D. is the Chief Scientific Officer of Calico Life Sciences, LLC. During 2015, we recognized revenue relating to Calico Life Sciences, LLC with a total value of approximately $562,000. As of December 31, 2015, $2,000 of our accounts receivable balance of $5,280,000 related to Calico Life Sciences, LLC. During 2016, we recognized revenue relating to Calico Life Sciences, LLC with a total value of approximately $575,000. As of December 31, 2016,  none of our accounts receivable related to Calico Life Sciences, LLC

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of February 28, 2017 with respect to the beneficial ownership of our common stock by (i) each person the Company believes beneficially holds more than 5% of the outstanding shares of the Company’s common stock based solely on the Company’s review of SEC filings; (ii) each director and nominee; (iii) each named executive officer listed in the table entitled “Summary Compensation Table”  under the section entitled “Executive Compensation”; and (iv) all directors and executive officers as a group. As of February 28, 2017,  92,725,347 shares of our common stock were issued and outstanding. Unless otherwise indicated, all persons named as beneficial owners of our common stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned. Unless otherwise noted below, the address of each stockholder listed on the table is c/o Pacific Biosciences of California, Inc., 1305 O’Brien Drive, Menlo Park, California 94025.

Name and address of beneficial owner (1)	Number of Shares Owned (2)	Right to Acquire Shares (3)	Total Beneficial Ownership	Percent of Class (4)
5% Stockholders:
Entities affiliated with Maverick Capital Ltd. (5)	9,073,874	—	9,073,874	9.8%
UBS Group AG directly and on behalf of certain subsidiaries (6)	5,825,792	—	5,825,792	6.3%
Entities affiliated with Mohr Davidow Ventures (7)	5,598,397	—	5,598,397	6.0%
Entities affiliated with Oracle Investment Management Inc. (8)	5,516,894	—	5,516,894	6.0%
Invesco Ltd. (9)	5,323,206	—	5,323,206	5.7%

Named executive officers and directors:
David Botstein, Ph.D.	—	132,916	132,916	*
Brook Byers (10)	110,504	160,416	270,920	*
William Ericson (11)	5,598,397	160,416	5,758,813	6.2%
Michael Hunkapiller, Ph.D. (12)	4,437,246	2,166,628	6,603,874	7.1%
Randy Livingston	—	205,416	205,416	*
John Milligan, Ph.D.	—	107,916	107,916	*
Marshall Mohr	—	157,916	157,916	*
Kathy Ordoñez	—	75,138	75,138	*
Lucy Shapiro, Ph.D.	101,666	31,250	132,916	*
Susan K. Barnes	71,179	1,382,501	1,453,680	1.6%
Kevin Corcoran	40,455	862,496	902,951	*
Michael Phillips	187,710	538,497	726,207	*
All directors and executive officers as a group (12 people)	10,547,157	5,981,506	16,528,663	17.8%

______________

* Represents beneficial ownership of less than 1%.

(1) Unless otherwise indicated, all persons named as beneficial owners have sole voting power and sole investment power with respect to the shares indicated as beneficially owned and the address of each beneficial owner listed on the  table is c/o Pacific Biosciences of California, Inc., 1305 O’Brien Drive, Menlo Park, California 94025.

(2) Excludes shares that may be acquired through the exercise of outstanding stock options.

(3) Represents shares issuable upon exercise of options exercisable within 60 days after February 28, 2017; however, unless otherwise indicated, these shares do not include any options awarded after February 28, 2017.

(4) For purposes of calculating the Percent of Class, shares that the person or entity had a right to acquire are deemed to be outstanding when calculating the Percent of Class of such person or entity.

(5) Based on information taken from Schedule 13G/A filed on February 14, 2017 reporting on ownership as of December 31, 2016. Maverick Capital, Ltd. And Maverick Capital Management, LLC, 300 Crescent Court, 18th Floor, Dallas, TX 75201, are investment advisers.

(6) Based on information taken from Schedule 13G filed on February 7, 2017 reporting on ownership as of December 31, 2016. The address of this entity is Bahnhofstrasse 45, P.O. Box CH-8021, Zurich, Switzerland.

(7) Based on information taken from Schedule 13G filed on February 17, 2015. Shares of record includes (i) 5,074,066 shares held by MDV VII, L.P. as nominee for MDV VII, L.P., MDV VII Leaders’ Fund, L.P.,

MDV ENF VII(A), L.P. and MDV ENF VII(B), L.P.; (ii) 370,333 shares held by MDV VII Leaders’ Fund, L.P.; (iii) 101,267 shares held by MDV ENF VII(A), L.P. and (iv) 52,731 shares held by MDV ENF VII(B), L.P. The address of these entities is c/o Mohr Davidow Ventures, 3000 Sand Hill Road, Building 3, Suite 290, Menlo Park, CA 94025. Each of Jonathan Feiber, Nancy Schoendorf, and Seventh may be deemed to share voting and dispositive power over the shares held by MDV.

(8)  Based on information taken from Schedule 13G/A, Amendment No. 1 filed on February 6, 2017 reporting on ownership as of December 31, 2016.

(9) Based on information taken from Schedule 13G filed on February 14, 2017 reporting on ownership as of December 31, 2016. The address of this entity is 1555 Peachtree Street NE, Suite 1800, Atlanta GA 30309.

(10) Mr. Byers is not standing for re-election at the Annual Meeting, but will continue to serve as a member of our Board of Directors until the expiration of his current term ending on the date of the Annual Meeting.

(11)  Number of shares owned includes 5,598,397 shares listed in footnote (7) above held of record by funds affiliated with Mohr Davidow Ventures where Mr. Ericson is a Managing Partner. Mr. Ericson disclaims beneficial ownership of any shares held of record by funds affiliated with Mohr Davidow Ventures except to the extent of his pecuniary interest therein.

(12)  Number of shares owned includes 2,637,246 shares held of record by funds affiliated with Alloy Ventures where Dr. Hunkapiller is a General Partner. Dr. Hunkapiller disclaims beneficial ownership of any shares held of record by funds affiliated with Alloy Ventures except to the extent of his pecuniary interest therein.

EXECUTIVE OFFICERS

Biographical data for each of our current executive officers, including their ages as of December 31, 2016,  is set forth below, except Dr. Hunkapiller’s biography, which is included under the heading “Board of Directors and Committees of the Board” above.

Executive Officers

Susan K. Barnes, age 63,  joined us in 2010 as our Senior Vice President and Chief Financial Officer and was promoted to Executive Vice President and Chief Financial Officer in December 2010. From 1997 to 2005, she was senior vice president, finance and chief financial officer of Intuitive Surgical, Inc. Ms. Barnes served on several boards of directors of public and private companies, including Northstar Neuroscience, Inc. from February 2006 to December 2009, where she also served as Audit Committee chair, and RAE Systems Inc. from September 2004 to May 2006, where she served as chair of the Audit Committee. Ms. Barnes holds an A.B. from Bryn Mawr College and an M.B.A. from the Wharton School, University of Pennsylvania.

Kevin Corcoran, age 58,  joined us in 2007 as our Vice President of software and informatics development. In March 2011 Mr. Corcoran was promoted to Senior Vice President and was responsible for all systems related development for the PacBio RS SMRT Sequencing System, and in March 2012, he became our Senior Vice President of Market Development and is responsible for overall management of developing and increasing market opportunities for our current and future products.  Mr. Corcoran served as President and CEO of Lynx Therapeutics from 2002 to 2004 where he was responsible for the development and commercialization of a massively parallel short read sequencing technology. While at Lynx, Mr. Corcoran jointly acquired with Solexa management the DNA cluster amplification technology which is now a key component of Illumina’s sequencing platforms. From 2004 to 2007 Mr. Corcoran served as Vice President and General Manager of Applied Biosystems DNA sequencing business, a global business with over $600M dollars in annual sales. While at Applied Biosystems, Mr. Corcoran managed the teams responsible for the commercial development and deployment of SOLiD.  Mr. Corcoran holds a B.S. in Computer Science from California State University, Hayward.

Michael Phillips, age 66,  joined us in 2005 as our Vice President of Product Development and since February 2010, has served as our Senior Vice President of Research and Development. Prior to joining us, Mr. Phillips held various management roles at Applied Biosystems spanning research and development, test, manufacturing operations and service support from 1986 to April 2005. His most recent position at Applied Biosystems was Senior Director, Research and Development. Mr. Phillips earned a B.S. in Bacteriology from the University of California, Davis.

EXECUTIVE COMPENSATION

Compensation Committee Report

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the following section entitled “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement for the Annual Meeting.

Members of the Compensation Committee

William Ericson  (Chair)

Marshall Mohr

John Milligan, Ph.D.

Kathy Ordoñez

Compensation Discussion and Analysis

The following discussion and analysis of compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current considerations, expectations and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation programs that we adopt may differ materially from current or planned programs as summarized in this discussion.

Overview

Our executive compensation program is overseen and administered by the Compensation Committee of which each member is an independent member of our Board of Directors as defined in the listing rules.

The guiding principle in the development of our compensation strategy is to create and nurture a pay-for-performance culture, where contributions to enhancing stockholder value have the potential to be matched with appropriate financial rewards. The objectives of our compensation program are to:

•	attract the best and brightest employees;
•	motivate successful execution of our corporate objectives;
•	ensure that broad-based compensation programs are aligned with company objectives that when achieved will promote an increase in the value of the Company for our stockholders; and
•	ensure retention of key staff.

Our current executive compensation programs consist primarily of salary, incentive cash and equity which we issue in the form of stock options.  Likewise, we maintain the compensation programs broadly for the majority of employees of the organization to align with the variable cash and equity pay component already provided to executive-level employees (other than our Chief Executive Officer and Chief Financial Officer, who are not eligible for variable cash incentive compensation, as discussed below). We typically make new equity award grants under, and adjustments to the components of, our executive compensation program in connection with our yearly compensation review. These determinations are based in part upon market analysis performed by the independent compensation consultant retained by our Compensation Committee.

Response to 2014 Say-on-Pay Vote

Our stockholders approved a non-binding advisory say-on-pay proposal at our 2014 Annual Meeting with over 99% of the votes cast voting in favor of that proposal. The Committee reviewed the results of the stockholder vote and intends to continue to monitor our current compensation structure and future votes to ensure that there is continued support for our pay programs among our stockholders.

Components of our Executive Compensation Program

Compensation of the Chief Executive Officer and Chief Financial Officer

In 2013, our Chief Executive Officer and Chief Financial Officer proposed, and the Board of Directors approved, a pay program that eliminated base salaries and incentive cash compensation for the Chief Executive Officer and Chief Financial Officer to help the company manage the cash expenses.  In evaluating the compensation flexibility afforded by these executives, the Compensation Committee, in consultation with the independent compensation consultant developed a program that was comprised of equity awards and the opportunity to participate in standard employee benefits based on delivering a market based compensation program, aligned with the long-term value created for our stockholders. The structures negotiated and proposed by the Compensation Committee were first implemented in 2013 as a one-year policy. The same arrangements related to cash compensation continued since then in 2014, 2015 and 2016.  We expect to maintain this approach in 2017.  The Compensation Committee expects to review this compensation structure annually as part of the normal course review of executive compensation. The Board of Directors has the authority to approve changes to such compensation of the Chief Executive Officer and Chief Financial Officer at any time.

Compensation of Our Named Executive Officers Other than Our CEO and CFO

The components of our executive compensation program through fiscal 2016 (other than the Chief Executive Officer and Chief Financial Officer) have consisted primarily of base salaries and incentive cash bonuses, equity awards and broad-based benefits programs. We combine short-term compensation components, namely base salaries and variable cash incentives with long-term equity incentive compensation components to provide an overall compensation structure that is designed to financially reward executives for creating additional value for our stockholders, attract and retain key executives and provide incentive for the achievement of short-term and long-term corporate objectives. The Compensation Committee and the Board of Directors believe these elements are appropriate components of executive compensation and are consistent in the technology and life sciences industries. We do not provide a pension plan for our named executive officers or for the majority of our employees and none of our named executive officers participate in a Company sponsored nonqualified deferred compensation plan. We provide a pension plan to employees at certain foreign subsidiaries in order to remain competitive or to conform to local statutory requirements.

Role of Compensation Committee and Board

The Compensation Committee has the authority to review and approve the compensation of all of our executive officers, other than our Chief Executive Officer, whose compensation is recommended by the Compensation Committee and approved by our Board of Directors. From time to time the Compensation Committee, in its discretion, also may recommend for approval by the Board of Directors any elements of compensation of other executive officers, to the extent that the Compensation Committee deems appropriate or advisable.

Role of Compensation Consultant

For fiscal year 2016, our Compensation Committee continued the engagement of Radford, an Aon Hewitt Consulting Company, as its compensation consultant to advise the Compensation Committee in matters related to executive compensation and broader employee compensation programs, including the prevailing market compensation environment and compensation trends. Radford also provided an analysis to the Compensation Committee of compensation survey data for the technology and life sciences industries for companies of similar size to ours from the Radford Global Life Science Survey and Radford Technology Survey (the “Survey Data”), which the Compensation Committee used to assist it in determining base salary, target variable cash incentives, and equity awards, as applicable, for the named executive officers. Radford reports directly to the Compensation Committee and the Compensation Committee maintains sole authority to direct Radford’s work. Radford provides general observations regarding our executive and broader employee compensation programs.

Role of Executive Officers in Compensation Decisions

For executive officers other than our Chief Executive Officer and Chief Financial Officer, our Compensation Committee has historically sought and considered input from our Chief Executive Officer and Chief Financial Officer regarding our executive officers’ responsibilities, performance, and compensation. Our Chief Executive Officer and Chief Financial Officer recommend base salary, target variable cash incentive opportunities, and equity award levels for our other executive officers (which also are compensation elements that are provided broadly to the majority of our employees), and advise our Compensation Committee regarding the executive compensation program’s ability to attract, retain and motivate executive talent. Our Compensation Committee considers our Chief Executive Officer’s and Chief Financial Officer’s recommendations as well as any other relevant factors (for example, market data, Company performance, internal equity, and the executive’s experience, tenure, skills, and historical and future expected contributions), and approves the specific compensation for all such executive officers. Our Compensation Committee discusses with the Chief Executive Officer the core operational and financial metrics to drive the business forward, and how various forms of variable and incentive compensation can be applied at the executive level to achieve our goals. Our Compensation Committee meets in executive session, without our Chief Executive Officer and Chief Financial Officer, when discussing or making recommendations regarding their compensation.

Base Salary

Base salaries are provided to our named executive officers (other than our Chief Executive Officer and Chief Financial Officer) to recognize each such executive’s day-to-day contributions and in order to maintain an executive compensation program that is competitive and reflects appropriate market practices. The Compensation Committee determined base salaries for each of these named executive officers based on the executive’s role and responsibilities, a review of any applicable market data and individual job performance. In its review of applicable market data, the Compensation Committee utilized the Survey Data. The Compensation Committee set the annual salaries for these named executive officers in consideration of the market data and subjective assessments of each executive officer’s position, experience, responsibilities, and performance. The resulting annual base salaries for these named executive officers generally aligned at approximately the 50th percentile for 2016 relative to the market data reviewed.

Variable Cash Incentives

Variable cash incentives, structured as a percentage of base salary, are intended to correlate executive compensation with important corporate objectives that the Board of Directors and our Compensation Committee believe appropriately position the Company for value creation and thereby increase alignment of executives’ interests with those of our stockholders. The achievement of such objectives provides our named executive officers (other than our Chief Executive Officer and Chief Financial Officer) the opportunity to earn total cash compensation that is generally aligned at approximately the 50th percentile of the market data reviewed.

Variable cash incentives offered to these named executive officers during 2016 afforded the opportunity for executives to earn up to 45% of their base salary based on the achievement of certain corporate operational, product performance, and financial metrics, each with separate, varied weightings. At the Chief Executive Officer’s review and recommendation, based on performance, the Compensation Committee can adjust up or down the actual incentive cash paid for each of these named executive officers to reflect the individual’s contributions to the Company’s goals. During 2016, approximately 49% of the company objectives were achieved, resulting in executives receiving 49% of their target variable cash opportunity. The objectives with respect to the 2016 incentive bonuses were aggressive, but attainable. Consistent with prior years, we established these 2016 objectives to be stretch goals that are intentionally challenging such that performance at target would require significant achievements across multiple performance criteria. For example, in each of the prior three years, the corporate objectives under our incentive cash program paid out at less than the target levels, as shown in the table below:

	Percentage of Corporate	Bonus Payout As a Percentage
Fiscal Year	Objectives Achieved	of Target Bonus Opportunity
2016	49%	49%
2015	95%	76%
2014	93%	74%

The Compensation Committee believes that this approach appropriately motivates the participants in the incentive cash program to generate additional value for our stockholders and drive the success of our business.

Similar to 2016, the 2017 incentive plan for all of our executive officers will be based on the achievement of corporate operational and financial metrics. The goals and objectives we have established are aggressive, but attainable, and are based on goals we believe align the compensation of our senior management team and executives with the priorities for the Company that we anticipate will drive additional value for our stockholders. The 2017 variable cash incentives have a minimum threshold of achievement, below which incentives will not be paid. Full achievement of corporate and personal goals and objectives would result in the potential incentive payment of up to 45% of the named executive officer’s base salary. The Company’s Chief Executive Officer can recommend adjustments (if any) to the incentive payments, provided that the Compensation Committee makes any final determinations for such named executive officers.

Equity Incentives

We believe that equity awards more closely align the interests of our key employees with the development of long-term value for our stockholders. Our equity-based incentives, comprised of options to purchase shares of our common stock, are subject to vesting over four years in order to incentivize our executive officers and key employees to remain in our employ during the vesting period. We maintain a stock option granting policy, pursuant to which stock options granted to our employees generally become effective on the first 15th day of the month to occur following approval of the equity award by the Compensation Committee (or the Board of Directors, as applicable). Any equity awards to be granted to newly hired employees generally are not considered for approval until at least the month following the month in which employment begins. If any equity awards are granted to continuing employees during a closed trading window, then the equity awards generally will not become effective until the first 15th day of the month to occur during the next open trading window following approval of the grant.

In determining equity awards for named executive officers, the Compensation Committee and the Board of Directors consider the market data provided by Radford outlining equity compensation practices in the technology and life sciences industries, including stock dilution of each named executive officer’s equity awards, and the equity compensation for comparable positions among companies of a similar profile. While the Compensation Committee reviews the realized or unrealized value of prior equity awards, it determines the annual target considering economic value, retention objectives, and dilution.

Stock option awards to executives, including our named executive officers, are granted annually. During the first quarters of 2016 and 2017, in consideration of the prior years’ accomplishments and to provide ongoing long-term incentives and promote the retention of our executives, our Board of Directors approved additional option grants to our executives. The stock option awards granted to each of our named executive officers in 2016 generally aligned at approximately the 50th percentile of the market data reviewed. Refer to “Grants of Plan-Based Awards”  section of this proxy statement for further details.

Insider Trading Policy; Prohibition on Short Sales, Hedging & Pledging

Employees of the Company, including executive officers, are prohibited by the Company’s Insider Trading Policy from: (1) engaging in short sales of Company securities; or (2) engaging in transactions in publicly traded options, such as puts and calls, and other derivative securities with respect to the Company's securities. Company employees, including executive officers, are also prohibited by the Insider Trading Policy from pledging Company securities as collateral for loans.

Benefits

We provide the following benefits to our named executive officers on the same basis provided to our employees:

•	health, dental and vision insurance;
•	health savings account (HSA);
•	life, travel accident, and accidental death and dismemberment insurance;
•	a 401(k) plan;
•	short-term and long-term disability insurance;
•	health care, dependent care and commuter flexible spending accounts;
•	an employee assistance program; and
•	an employee stock purchase plan.

Change of Control Severance Benefits

We have entered into change of control severance agreements with each of our named executive officers as described further below under the section titled “Employment Agreement and Change of Control Arrangements.” It is expected that from time to time, we would consider the possibility of an acquisition by another company or other change of control event. We recognize that the occurrence or possibility of such a transaction could be a distraction to the executive officers and could cause the individual to consider alternative employment opportunities. We believe that it is important to provide these individuals with severance benefits upon a qualifying termination in connection with a change of control to secure our executive officers’ continued services to us notwithstanding the occurrence, possibility or threat of a change of control, provide them with an incentive to maximize our value in connection with a change of control for the benefit of our stockholders, and provide them with enhanced financial security. These change-of-control severance arrangements generally do not affect the determination of our named executive officers’ key compensation elements.

Tax Considerations

We have not provided any executive officer or director with a gross-up or other reimbursement for tax amounts the executive might pay pursuant to Section 280G or Section 409A of the Internal Revenue Code of 1986, as amended (or the “Code”). Section 280G and related Code sections provide that executive officers, directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control that exceeds certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Code Section 409A also imposes additional significant taxes on the individual in the event that an executive officer, director or service provider receives “deferred compensation” that does not meet the requirements of Code Section 409A.

Because of the limitations of Code Section 162(m), we generally receive a federal income tax deduction for compensation paid to our Chief Executive Officer and to certain other highly compensated officers only if the compensation is less than $1,000,000 per person during any fiscal year or is “performance-based” under Code Section 162(m). We do not currently structure any of our compensation to qualify as performance-based compensation. We accumulated net operating losses over several years and could not currently benefit from deductions we might otherwise be able to take if we did qualify compensation as performance-based under Code Section 162(m). Further, Code Section 162(m) generally requires a certain rigidity to qualify compensation as performance-based and we believe that currently it is in the company’s best interest to retain flexibility and to structure programs in a manner to incent our executives to drive long-term stockholder value. While our Compensation Committee cannot predict how the deductibility limit may impact our compensation program in future years, our Compensation Committee intends to maintain an approach to executive compensation that strongly links pay to performance.

Compensation Risk Assessment

At the direction of the Compensation Committee, we previously reviewed our compensation practices and policies and our findings were presented to the Compensation Committee for consideration. After consideration of the information presented, the Compensation Committee has concluded that our compensation programs, including our executive compensation program, do not encourage excessive risk taking by our executives or other employees.  As a result, we believe that our employee compensation program does not create risk that is reasonably likely to have a material adverse effect on our Company.

Compensation Committee Interlocks and Insider Participation

None of our Compensation Committee members is or had ever been one of our officers or employees until January 2012 when Dr. Hunkapiller was appointed as our Chief Executive Officer and President.  Upon appointment as our Chief Executive Officer and President, Dr. Hunkapiller resigned from our Compensation Committee.  During fiscal year 2016, Ms. Ordoñez and Dr. Hunkapiller served as directors of RainDance Technologies, Inc. (“RDT”) and, starting June 2016, Ms. Ordoñez served as Chief Executive Officer of RDT while also serving as a member of our Compensation Committee.  During fiscal year 2016, Dr. Hunkapiller did not serve on RDT’s compensation committee.  In February 2017, both Ms. Ordoñez and Dr. Hunkapiller ceased to serve as directors of RDT, and Ms. Ordoñez also ceased to serve as Chief Executive Officer of RDT, in connection with the acquisition of RDT by Bio-Rad Laboratories, Inc.

Executive Compensation Tables

Summary Compensation Table

The following table provides information regarding the compensation of our principal executive officer and each of our other executive officers, together referred to as our named executive officers, for each of the years they were so designated during 2016, 2015 and 2014:

Summary Compensation Table

					Option Awards
Name and principal position	Year	Salary ($)	Bonus ($)	Other ($)	($) (1)	Total ($)
Michael Hunkapiller, Ph.D.	2016	1	—	—	1,985,160	1,985,161
President, Chief Executive Officer	2015	1	—	—	1,445,120	1,445,121
and Chairman of the Board of	2014	1	—	—	1,949,000	1,949,001
Directors

Susan Barnes	2016	1	—	—	1,240,725	1,240,726
Executive Vice President and Chief	2015	1	—	—	903,200	903,201
Financial Officer	2014	1	—	—	1,169,400	1,169,401

Kevin Corcoran	2016	327,000	66,218	—	561,240	954,458
Senior Vice President of Market	2015	317,000	107,273	—	436,450	860,723
Development	2014	307,500	91,463	—	447,570	846,533

Michael Phillips	2016	327,000	66,218	—	561,240	954,458
Senior Vice President of Research	2015	317,000	107,273	—	436,450	860,723
and Development	2014	307,500	91,463	—	447,570	846,533

__________________

(1)

Amounts shown represent the aggregate grant date fair value of the option awards computed in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be recognized by our named executive officers. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our financial statements.

As of March 31, 2017, for the year ending December 31, 2017,  the annual base salary for Michael Hunkapiller, Ph.D., Susan Barnes, Kevin Corcoran and Michael Phillips is $1, $1, $327,000 and $327,000, respectively.

Grants of Plan-Based Awards

The following table presents information concerning grants of plan-based awards to each of the named executive officers during the fiscal year ended December 31, 2016:

Grants of Plan-Based Awards

Name	Grant date	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of option awards ($) (1)
Michael Hunkapiller, Ph.D.	3/15/2016	400,000	7.87	1,985,160
Susan Barnes	3/15/2016	250,000	7.87	1,240,725
Kevin Corcoran	2/15/2016	100,000	8.90	561,240
Michael Phillips	2/15/2016	100,000	8.90	561,240

______________

(1)

Amounts shown represent the aggregate grant date fair value of the option awards computed in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be recognized by our named executive officers. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our financial statements.

The following table presents information concerning grants of plan-based awards made to each of the named executive officers through March 31, 2017 for the fiscal year ending December 31, 2017:

Name	Grant date	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)
Michael Hunkapiller, Ph.D.	2/15/2017	400,000	5.27
Susan Barnes	2/15/2017	250,000	5.27
Kevin Corcoran	2/15/2017	100,000	5.27
Michael Phillips	2/15/2017	100,000	5.27

Outstanding Equity Awards at Fiscal Year-End

The following table presents certain information concerning equity awards held by the named executive officers at the end of the fiscal year ended December 31, 2016:

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
	Number of securities underlying outstanding options (#)
Name	exercisable	unexercisable		Option exercise price ($/sh)	Option expiration date
Michael Hunkapiller, Ph.D.	25,000	—		16.00	10/26/2020
	12,500	—		10.58	6/23/2021
	1,000,000	—		3.01	1/9/2022
	425,482	129,518	(1)	2.27	3/15/2023
	283,322	216,678	(2)	6.14	3/17/2024
	183,330	216,670	(2)	5.72	3/16/2025
	83,332	316,668	(2)	7.87	3/15/2026
Susan Barnes	327,942	—		8.50	2/22/2020
	125,000	—		13.72	12/15/2020
	241,670	8,330	(3)	4.79	2/15/2022
	249,156	75,844	(1)	2.27	3/15/2023
	169,993	130,007	(2)	6.14	3/17/2024
	114,581	135,419	(2)	5.72	3/16/2025
	52,082	197,918	(2)	7.87	3/15/2026
Kevin Corcoran	112,500	—		1.96	11/26/2017
	37,500	—		6.96	9/17/2018
	50,000	—		8.50	2/17/2020
	12,500	—		12.74	7/29/2020
	150,000	—		14.24	3/15/2021
	241,670	58,331	(3)	4.79	2/15/2022
	76,667	23,333	(3)	2.18	2/15/2023
	70,832	29,168	(4)	7.05	2/18/2024
	45,832	54,168	(4)	6.91	2/17/2025
	20,833	79,167	(4)	8.90	2/16/2026
Michael Phillips	62,500	—		6.96	9/17/2018
	87,501	—		8.50	2/17/2020
	5,000	—		12.74	7/29/2020
	6,000	—		11.64	6/15/2021
	145,002	4,998	(3)	4.79	2/15/2022
	54,167	23,333	(3)	2.18	2/15/2023
	70,832	29,168	(4)	7.05	2/18/2024
	45,832	54,168	(4)	6.91	2/17/2025
	20,833	79,167	(4)	8.90	2/16/2026

_____________

(1) Stock option vests at the rate of 1/60th of the total number of shares subject to the option each month over the next five years.

(2) 1/48th of the shares subject to the option vested immediately as of the date of grant, and the remainder vests at the rate of 1/48th of the total number of shares subject to the option each month over the next four years.

 (3) Stock option vests at the rate of 1/5th of the total number of shares subject to the option after one year and 1/60th per month for the next four years.

(4) Stock option vests at the rate of 1/48th of the total number of shares subject to the option each month over the next four years.

Option Exercises and Stock Vested at Fiscal Year-End

The following table lists the number of shares acquired and the value realized as a result of option exercises by the named executive officers for the year ended December 31, 2016.  For option exercises, the value realized is calculated by multiplying the number of shares acquired by the difference between the exercise price and the market price of common stock on the exercise date.

Name	Number of shares Acquired on Exercises (#)	Value Realized on Exercise ($)
Michael Phillips	60,000	420,809

Employment Agreements and Change of Control Arrangements

For our Chief Executive Officer, Dr. Hunkapiller, upon the occurrence of involuntary termination, whether or not following a change of control, (i) 100% of any unvested equity will vest and (ii) he will receive salary continuation and benefits for 12 months. For the other named executive officers, upon the occurrence of involuntary termination within 12 months following a change of control, (i) 100% of any unvested equity will vest and (ii) the executive will receive salary continuation and benefits for 6 months.

The following table describes the potential payments and benefits to each of our named executive officers following a termination of employment without cause, due to death or a disability or for good reason on December 31, 2016, based on the severance and change of control provisions described above and based on equity grants outstanding as of December 31, 2016. Salary amounts shown for Michael Hunkapiller, Ph.D. and Susan Barnes reflect revisions to their respective severance agreements as of January 1, 2017.  Actual amounts payable to each executive listed below upon termination can only be determined definitively at the time of each executive’s actual departure. In addition to the amounts shown in the table below, each executive would receive payments for amounts of base salary and vacation time accrued through the date of termination and payment for any reimbursable business expenses incurred.

Potential Payments upon Involuntary Termination or Change of Control

Compensation and benefits	Involuntary termination or change of control ($)
Michael Hunkapiller, Ph.D.
Salary	—
Equity Acceleration (1)	198,163
Health care benefits	—
Total	198,163
Susan Barnes
Salary	—
Equity Acceleration (1)	116,041
Health care benefits	12,573
Total	128,614
Kevin Corcoran
Salary	163,500
Equity Acceleration (1)	37,799
Health care benefits	8,874
Total	210,173
Michael Phillips
Salary	163,500
Equity Acceleration (1)	37,799
Health care benefits	10,653
Total	211,952

______________

(1)

Calculated as the intrinsic value per option, multiplied by the number of options that become immediately vested upon involuntary termination or change of control. The intrinsic value per option is calculated as the excess of the closing market price on December 31, 2016, $3.80 per share, over the exercise price of the option.

Equity Compensation Plan Information

The following table presents information about the Company’s equity compensation plans as of December 31, 2016 (in thousands, except price data):

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	22,501	6.30	6,525
Equity compensation plans not approved by security holders	—	—	—

AUDIT COMMITTEE REPORT

The following audit committee report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts, except to the extent we specifically incorporate by reference into such filings.

Our Audit Committee is composed of “independent” directors, as determined in accordance with NASDAQ Stock Market’s Rules and Rule 10A-3 of the Exchange Act. The Audit Committee has certain duties and powers as described in its written charter adopted by the Board of Directors. A copy of the charter can be found on our website at www.pacb.com.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors with its oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements, assessing the independent auditor’s qualifications and independence, the performance and scope of independent audit procedures performed on our financial statements and internal control, and management’s process for assessing the adequacy of our system of internal control. Management is responsible for preparation, presentation, and integrity of our financial statements as well as our financial reporting process, accounting policies, internal control over financial reporting, and disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has:

•	reviewed and discussed our audited financial statements with management and Ernst & Young LLP, our independent auditors;
•

discussed with Ernst & Young LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and discussed with the auditors their independence.

In addition, the Audit Committee has regularly met separately with management and with Ernst & Young LLP.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Randy Livingston  (Chair)

Marshall Mohr

John Milligan, Ph.D.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of our common stock, to file with the SEC reports about their ownership of common stock and other equity securities of the Company. Such directors, officers and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the reports provided to us and on representations received from our directors and executive officers, we believe that all of our executive officers, directors and persons who beneficially own more than 10% of our common stock complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year 2016.

Stockholder Proposals

Stockholder Proposals for 2018 Annual Meeting

The submission deadline for stockholder proposals to be included in our proxy materials for the 2018 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act is December 5, 2017 except as may otherwise be provided in Rule 14a-8. All such proposals must be in writing and received by our Corporate Secretary at Pacific Biosciences of California, Inc.,1305 O’Brien Drive, Menlo Park, CA 94025 by close of business on the required deadline in order to be considered for inclusion in our proxy materials for the 2018 annual meeting of stockholders. Submission of a proposal before the deadline does not guarantee its inclusion in our proxy materials.

Advance Notice Procedure for 2018 Annual Meeting

Under our Bylaws, director nominations and other business may be brought at an annual meeting of stockholders only by or at the direction of the Board of Directors or by a stockholder entitled to vote who has submitted a proposal in accordance with the requirements of our Bylaws as in effect from time to time.  For the 2018 annual meeting of stockholders, a stockholder notice must be received by our Corporate Secretary at Pacific Biosciences of California, Inc., 1305 O’Brien Drive, Menlo Park, CA 94025, no earlier than December 5, 2017 and no later than January 4, 2018.  However, if the 2018 annual meeting of stockholders is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the 2017 Annual Meeting of Stockholders, then, for notice by the stockholder to be timely, it must be received by our Corporate Secretary not earlier than the close of business on the 120th day prior to the 2018 annual meeting of stockholders and not later than the close of business on the later of (i) the 90th day prior to the 2018 annual meeting of stockholders, or (ii) the tenth day following the day on which public announcement of the date of such annual meeting is first made. Please refer to the full text of our advance notice Bylaw provisions for additional information and requirements.  A copy of our Bylaws may be obtained by writing to our Corporate Secretary at the address listed above.

Stockholders Sharing the Same Address

The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to our stockholders.  Under this process, certain stockholders will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies.  Any stockholders who object to or wish to begin householding may notify our Investor Relations Department at ir@pacificsciences.com or Investor Relations, Pacific Biosciences of California, Inc., 1305 O’Brien Drive, Menlo Park, CA 94025.

Fiscal Year 2016 Annual Report and SEC Filings

Our financial statements for the fiscal year ended December 31, 2016 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this Proxy Statement.  Our Annual Report and this Proxy Statement are posted on our website at www.pacb.com and are available from the SEC at its website at www.sec.gov.  You may also obtain a copy of our Annual Report without charge by sending a written request to Investor Relations, Pacific Biosciences of California, Inc., 1305 O’Brien Drive, Menlo Park, CA 94025.

By Order of the Board of Directors

Menlo Park, California

April 4, 2017

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Pacific Biosciences of California, Inc.

IMPORTANT ANNUAL MEETING INFORMATION 000004

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

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1. ELECTION OF CLASS I DIRECTORS: 01 - John Milligan 02 - Lucy Shapiro

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	For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.	☐	☐	☐
3. Advisory approval of the Company's executive compensation.	☐	☐	☐
5. Non-binding stockholder proposal to request that the Company adopt "majority voting" in uncontested elections of directors.	☐	☐	☐

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